Exhibit 99.2

Partners BANCORP

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/PTRS** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals – The Board of Directors unanimously recommends a vote FOR Proposal 1, 2 and Proposal 3.

	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Merger, dated as of February 22, 2023, by and between LINKBANCORP, Inc. ("LINK") and Partners Bancorp ("Partners"), and the transactions contemplated by that agreement, pursuant to which Partners will merge with and into LINK, as more fully described in the joint proxy statement/prospectus (the "Partners merger proposal").	☐	☐	☐
2. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Partners in connection with the transactions contemplated by the merger agreement (the "Partners compensation proposal").	☐	☐	☐
3. A proposal to adjourn the Partners special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Partners merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Partners common stock (the "Partners adjournment proposal").	☐	☐	☐

4. In their discretion, the proxy agents are authorized to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2023 Special Meeting of Stockholders of Partners Bancorp will be held online by webcast on Thursday, June 22, 2023 at 10:00 a.m. Eastern time, at www.meetnow.global/XXXXXXX.
To attend the virtual meeting as a stockholder and vote during the meeting, you must have a voter control number
(i.e., the information that is printed in the shaded bar located on the reverse side of this form or provided to you by Computershare).
Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders to be held on June 22, 2023: The material is available at: www.envisionreports.com/PTRS
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PTRS
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
REVOCABLE PROXY — PARTNERS BANCORP
Special Meeting of Stockholders – June 22, 2023
This Proxy is solicited on behalf of the Board of Directors
The stockholder whose signature appears on the other side of this proxy card hereby makes, constitutes and appoints Brooke L. Dickerson and Carolyn Johnson, and each of them (with the power of substitution), proxies for the stockholder to represent and to vote, as designated herein, all shares of common stock of Partners Bancorp (“Partners”) which the stockholder would be entitled to vote if present at Partners’ Special Meeting of Stockholders to be held on June 22, 2023 and at any adjournment or postponement of the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 to approve the Agreement and Plan of Merger, dated as of February 22, 2023, by and between LINK and Partners, and the transactions contemplated by that agreement, pursuant to which Partners will merge with and into LINK, as more fully described in the joint proxy statement/prospectus, FOR Proposal 2 to approve on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Partners in connection with the transactions contemplated by the merger agreement, and FOR Proposal 3 to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Partners merger proposal.
This proxy will be voted in the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.
Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.